LEGG MASON AMERICAN LEADING COMPANIES TRUST
                                 PRIMARY SHARES


March 31, 1996 - March 31, 1997 (One Year)
   Cumulative Total Return:

   ERV  = (14.74 x 1.0589079) - (12.23 x 1.0231606) x 1000 + 1000 = 1247.34
          -----------------------------------------
                     (12.23 x 1.0231606)

   P    = 1000

   C    =  1247.34  -  1  = 0.24734  = 24.73%
           -------                     -----
            1000

Average Annual Return:              Same



September 1, 1993 - March 31, 1997 (life of fund)
   Cumulative Total Return:

   ERV  = (14.74  X  1.0589079)  -  (10.00 x 1.0)  x  1000 + 1000 = 1560.83
          ---------------------------------------
                        (10.00 x 1.0)

   P    = 1000

   C    = 1560.83   -  1  = 0.56083  = 56.08%
          -------                      -----
           1000

Average Annual Return:

                    1
                 -------
                 3.58082
    (0.56083 + 1)         -  1 = 13.23%
                                 -----


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                  LEGG MASON AMERICAN LEADING COMPANIES TRUST
                   NAVIGATOR AMERICAN LEADING COMPANIES TRUST


October 4, 1996 - March 31, 1997 (life of class)
   Cumulative Total Return:

   ERV  = (14.71  X 0.7828797)  -  (13.30 x 0.7518797)  x  1000 + 1000 = 1151.62
          --------------------------------------------
                       (13.30 x 0.7518797)

   P    = 1000

   C    = 1151.62   -  1  = 0.151616  = 15.16%
          -------                       -----
           1000



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                           LEGG MASON BALANCED TRUST


October 1, 1996 - March 31, 1997 (life of fund)
   Cumulative Total Return:

   ERV  = (10.16  X  1.0041426)  -  (10.00 x 1.0)  x  1000 + 1000 = 1020.21
          ---------------------------------------
                       (10.00 x 1.0)

   P    = 1000

   C    = 1020.21   -  1  = 0.02021  = 2.02%
          -------                      ----
           1000